Exhibit 15.1

Acknowledgement Letter re: Unaudited Interim Financial Information

May 19, 2020

The Board of Directors and Shareholders

CVS Health Corporation

We are aware of the incorporation by reference in this Registration Statement (Form S-3) of CVS Health Corporation for the registration of debt securities of our report dated May 6, 2020 relating to the unaudited condensed consolidated interim financial statements of CVS Health Corporation that are included in its Form 10-Q for the quarter ended March 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 19, 2020